Exhibit 99.1

PRESS RELEASE

1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com
PARALLEL PETROLEUM ANNOUNCES 4% INCREASE IN PROVED RESERVES
DURING FIRST QUARTER 2007
MIDLAND, Texas, (BUSINESS WIRE), April 19, 2007 — Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its proved reserves as of March 31, 2007.
Proved Reserves as of March 31, 2007
As estimated by its independent engineers, Parallel’s total proved reserves as of March 31, 2007 increased approximately 4% to 40.2 million equivalent barrels of oil (MMBOE), as compared to 38.5 MMBOE as of December 31, 2006. The 1.7 MMBOE net increase was primarily associated with the Company’s two emerging resource gas projects in the North Texas Barnett Shale and New Mexico Wolfcamp and included a slight increase associated with its Permian Basin long-life oil projects, offset by a slight decrease associated with its gas projects located onshore the gulf coast of south Texas.
The March 31, 2007 proved reserves were 46% proved developed producing, 3% proved developed non-producing, and 51% proved undeveloped. Approximately 71% of the proved undeveloped reserves are assigned to the Company’s Permian Basin long-life oil properties and 28% are assigned to its two emerging resource gas projects. The March 31, 2007 proved reserves by volume were 71% oil and 29% natural gas. Please refer to Table 1 below for information pertaining to total proved reserves by category.
The Company’s Permian Basin long-life oil projects represented approximately 85% of its proved reserves value (before income taxes), and its two emerging resource gas projects represented approximately 12% of such value. The NYMEX price per barrel of oil increased 8% from $61.06 to $65.88, and the NYMEX price per Mcf of natural gas increased 37% from $5.47 to $7.48, when comparing December 31, 2006 to March 31, 2007. Please refer to Table 2 below for detail of proved reserves by area/property as of March 31, 2007.
Management Comments
Larry C. Oldham, Parallel’s President commented, “Because of our extensive acreage positions and inventory of drillable locations associated with our two emerging resource gas projects and our five low-risk development oil projects, we are in an excellent position to grow the Company’s reserves, production and value for our shareholders. We look forward to continued growth in 2007 and beyond.”
TABLES FOLLOW
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Parallel Petroleum Announces 4% Increase in Proved Reserves During First Quarter 2007
April 19, 2007

Proved Reserves as of December 31, 2006 and March 31, 2007
The following Table 1 represents Parallel’s total proved reserves by category and the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2006 and March 31, 2007.
TABLE 1
PROVED RESERVES AS OF DECEMBER 31, 2006 AND MARCH 31, 2007

	December 31,	March 31,		Percentage
	2006 (1)	2007 (1)		Change
Total Proved Reserves:
Oil (MMBbls)	28.7	28.7		0%
Gas (Bcfg)	58.9	68.7		17%
MMBOE	38.5	40.2		4%

SEC Reserve Categories:
PDP (MMBOE) (2)	18.3	18.5		1%
PDNP (MMBOE) (3)	1.4	1.2		(14)%
PUD (MMBOE) (4)	18.8	20.5		9%

Total Proved Reserves (MMBOE)	38.5	40.2		4%

Standardized Measure of Discounted Future Net Cash Flows ($MM)	$336	$403	(5)	20%

NYMEX prices:
Per Bbl of oil	$61.06	$65.88		8%
Per Mcf of natural gas	$5.47	$7.48		37%

Realized prices:
Per Bbl of oil	$54.67	$59.26		8%
Per Mcf of natural gas	$5.00	$6.42		28%

(1)	Based on independent reserve studies prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers.

(2)	PDP is proved developed producing reserves.

(3)	PDNP is proved developed non-producing reserves.

(4)	PUD is proved undeveloped reserves.

(5)	The Standardized Measure of Discounted Future Net Cash Flows as of March 31, 2007 has been calculated utilizing the estimated future income tax rate as of December 31, 2006.

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Parallel Petroleum Announces 4% Increase in Proved Reserves During First Quarter 2007
April 19, 2007

Proved Reserves by Area/Property as of March 31, 2007
The following Table 2 represents Parallel’s proved reserves, on a property basis, and the estimated Standardized Measure of Discounted Future Net Cash Flows as of March 31, 2007.
TABLE 2
PROVED RESERVES BY AREA/PROPERTY AS OF MARCH 31, 2007

	Proved Reserves as of 03-31-07 (1)
	PDP (2)		PDNP (3)		PUD (4)		Total Proved
		PV-10%		PV-10%		PV-10%		PV-10%	% of
AREA/PROPERTY	MMBOE	($MM)	MMBOE	($MM)	MMBOE (5)	($MM)	MMBOE	($MM)	PV-10%

Resource Projects
Barnett Shale	1.56	$26.4	—	$—	1.99	$15.2	3.55	$41.6	7.4%
New Mexico Wolfcamp	1.05	16.0	0.33	4.2	3.85	4.9	5.23	25.1	4.5%

Total Resource Projects	2.61	$42.4	0.33	$4.2	5.84	$20.1	8.78	$66.7	11.9%

Permian Basin of West Texas
Fullerton San Andres	9.25	$163.4	0.05	$1.7	0.43	$7.0	9.73	$172.1	30.8%
Carm-Ann San Andres/N. Means Queen	1.80	35.0	0.29	7.2	5.87	43.5	7.96	85.7	15.3%
Harris San Andres	2.04	43.1	0.29	6.8	6.19	77.7	8.52	127.6	22.8%
Diamond M Shallow	0.36	2.8	0.18	5.5	1.44	28.4	1.98	36.7	6.6%
Diamond M Canyon Reef	0.71	12.4	—	—	0.74	23.5	1.45	35.9	6.4%
Other Permian Basin	0.98	15.3	—	—	—	—	0.98	15.3	2.7%

Total Permian Basin	15.14	$272.0	0.81	$21.2	14.67	$180.1	30.62	$473.3	84.6%

Onshore Gulf Coast of South Texas
Yegua/Frio	0.47	$10.8	0.04	$1.2	0.03	$0.4	0.54	$12.4	2.2%
Wilcox	0.17	4.7	—	—	—	—	0.17	4.7	0.9%
Cook Mountain	0.08	2.3	—	—	—	—	0.08	2.3	0.4%

Total Gulf Coast	0.72	$17.8	0.04	$1.2	0.03	$0.4	0.79	$19.4	3.5%

GRAND TOTAL	18.47	$332.2	1.18	$26.6	20.54	$200.6	40.19	$559.4	100.0%

Estimated Future Income Taxes(6)		(96.6)		(7.3)		(52.7)		(156.6)

Estimated Standardized Measure of

Discounted Future Net Cash Flows		$235.6		$19.3		$147.9		$402.8

(1)	Based on independent reserve study by Cawley, Gillespie & Associates, Inc. utilizing NYMEX prices of $65.88 per barrel of oil and $7.48 per Mcf of natural gas, and realized average prices of $59.26 per barrel of oil and $6.42 per Mcf of natural gas, as of March 31, 2007.

(2)	PDP is proved developed producing reserves.

(3)	PDNP is proved developed non-producing reserves.

(4)	PUD is proved undeveloped reserves.

(5)	The development of these PUD reserves will require, over the next three years, approximately $155.7 million of capital investment, which has already been deducted from the reserves value.

(6)	Future income taxes have been estimated utilizing the tax rate applicable to the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2006.

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Parallel Petroleum Announces 4% Increase in Proved Reserves During First Quarter 2007
April 19, 2007

The Company
Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.
This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “initial daily test rates,” “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in our internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.
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